SLM Private Credit Student Loan Trust 2004-A Quarterly Servicing Report
Report Date: 08/31/2005 Reporting Period: 6/1/05-8/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2005	Activity	8/31/2005

A	i	Portfolio Balance	$1,173,713,635.96	($11,212,517.27)	$1,162,501,118.69
	ii	Interest to be Capitalized	45,276,337.49		43,432,096.50

	iii	Total Pool	$1,218,989,973.45		$1,205,933,215.19
	iv	Cash Capitalization Account (Cii)	73,853,840.27		73,853,840.27

	v	Asset Balance	$1,292,843,813.72		$1,279,787,055.46

	i	Weighted Average Coupon (WAC)	6.747%		7.221%
	ii	Weighted Average Remaining Term	184.20		183.16
	iii	Number of Loans	141,860		140,003
	iv	Number of Borrowers	100,151		98,782
	v	Prime Loans Outstanding	$991,134,945.47		$983,378,499.95
	vi	T-bill Loans Outstanding	$227,251,902.53		$221,869,188.84
	vii	Fixed Loans Outstanding	$603,125.45		$685,526.40

						% of		% of
	Notes		Cusips	Spread	Balance 6/15/05	O/S Securities**	Balance 9/15/05	O/S Securities**

B	i	A-1 Notes	78443CBF0	0.060%	$529,904,871.81	41.857%	$516,848,113.55	41.251%
	ii	A-2 Notes	78443CBG8	0.200%	307,000,000.00	24.250%	307,000,000.00	24.503%
	iii	A-3 Notes	78443CBH6	0.400%	325,016,000.00	25.673%	325,016,000.00	25.940%
	vi	B Notes	78443CBJ2	0.580%	43,641,000.00	3.447%	43,641,000.00	3.483%
	vii	C Notes	78443CBK9	0.950%	60,426,000.00	4.773%	60,426,000.00	4.823%

	viii	Total Notes			$1,265,987,871.81	100.000%	$1,252,931,113.55	100.000%

	Account and Asset Balances		6/15/2005	9/15/2005

C	i	Specified Reserve Account Balance ($)	$3,130,396.00	$3,130,396.00
	ii	Reserve Account Balance ($)	$3,130,396.00	$3,130,396.00
	iii	Cash Capitalization Acct Balance ($)	$73,853,840.27	$73,853,840.27

	iv	Initial Asset Balance	$1,342,797,095.73	$1,342,797,095.73
	v	Specified Overcollateralization Amount	$26,855,941.91	$26,855,941.91
	vi	Actual Overcollateralization Amount	$26,855,941.91	$26,855,941.91

	vii	Has the Stepdown Date Occurred?*	No	No

	General Trust Information

D	i	Indenture Trustee	JPMorgan Chase Bank	iii	Servicer	Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.	iv	Swap Counterparty	JPMorgan Chase Bank
		Initial Pool Balance	$1,252,158,291.73

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and March 16, 2009. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date
**	Percentages may not total 100% due to rounding

II. 2004-A Transactions from: 05/31/2005 through: 08/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$20,677,092.42
	ii	Purchases by Servicer (Delinquencies >180)	2,466,316.60
	iii	Other Servicer Reimbursements	22.34
	iv	Other Principal Reimbursements	73,790.66

	v	Total Principal Collections	$23,217,222.02

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(11,415,717.24)
	iii	Capitalized Insurance Fee	(591,607.14)
	iv	Other Adjustments	2,619.63

	v	Total Non-Cash Principal Activity	$(12,004,704.75)

C	Total Student Loan Principal Activity		$11,212,517.27

D	Student Loan Interest Activity
	i	Interest Payments Received	$10,499,860.35
	ii	Purchases by Servicer (Delinquencies >180)	112,271.70
	iii	Other Servicer Reimbursements	0.00
	iv	Other Interest Reimbursements	2,404.09
	v	Late Fees	163,008.59
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$10,777,544.73

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	11,415,717.24
	iii	Other Interest Adjustments	(699.23)

	iv	Total Non-Cash Interest Adjustments	$11,415,018.01

F	Total Student Loan Interest Activity		$22,192,562.74

III. 2004-A Collection Account Activity 05/31/2005 through 08/31/2005

A	Principal Collections
	i	Principal Payments Received	$20,063,121.99
	ii	Consolidation Principal Payments	613,970.43
	iii	Purchases by Servicer (Delinquencies >180)	2,466,316.60
	iv	Reimbursements by Seller	12,284.59
	v	Reimbursements by Servicer	22.34
	vi	Other Re-purchased Principal	61,506.07

	vii	Total Principal Collections	$23,217,222.02

B	Interest Collections
	i	Interest Payments Received	$10,490,780.85
	ii	Consolidation Interest Payments	9,079.50
	iii	Purchases by Servicer (Delinquencies >180)	112,271.70
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	—
	vi	Other Re-purchased Interest	2,404.09
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	163,008.59

	ix	Total Interest Collections	$10,777,544.73

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$773,210.03

G	Borrower Incentive Reimbursements		$102,334.34

H	Interest Rate Cap Proceeds, Merrill Lynch Capital Services, Inc.		$0.00

I	Gross Swap Receipt, JPMorgan Chase Bank		$8,637,190.42

J	Other Deposits		$265,655.33

	TOTAL FUNDS RECEIVED		$43,773,156.87

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,369,065.55)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$42,404,091.32

K	Amount released from Cash Capitalizaton Account		$0.00

L	AVAILABLE FUNDS		$42,404,091.32

M	Servicing Fees Due for Current Period		$681,491.50

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$701,491.50

IV. 2004-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	05/31/2005	08/31/2005

		June 15, 2004 to March 16, 2009	15%	$187,823,743.76	$187,823,743.76
		June 15, 2009 to March 15, 2012	18%
		June 15, 2012 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$7,370,762.68	$9,837,079.28
	iii	Cumulative Interest Purchases by Servicer		$303,132.24	$415,403.94

	iv	Total Gross Defaults:		$7,673,894.92	$10,252,483.22

V. 2004-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005
INTERIM:

In School	6.773%	7.265%	29,296	24,514	20.651%	17.510%	$208,873,784.01	$173,427,037.59	17.796%	14.918%

Grace	6.660%	7.114%	18,498	16,790	13.040%	11.993%	140,432,571.48	129,327,320.78	11.965%	11.125%

Deferment	6.470%	7.026%	9,482	9,520	6.684%	6.800%	83,733,956.67	81,461,899.74	7.134%	7.007%

TOTAL INTERIM	6.678%	7.163%	57,276	50,824	40.375%	36.302%	$433,040,312.16	$384,216,258.11	36.895%	33.051%
REPAYMENT
Active
Current	6.614%	7.045%	73,978	75,875	52.149%	54.195%	$633,654,115.85	$644,969,697.67	53.987%	55.481%
31-60 Days Delinquent	8.058%	8.060%	1,893	2,636	1.334%	1.883%	16,158,867.94	22,904,140.10	1.377%	1.970%
61-90 Days Delinquent	8.639%	9.006%	696	1,245	0.491%	0.889%	6,053,336.18	10,246,992.14	0.516%	0.881%
91-120 Days Delinquent	8.742%	9.636%	772	695	0.544%	0.496%	6,787,766.47	5,539,474.25	0.578%	0.477%
121-150 Days Delinquent	8.910%	9.724%	429	455	0.302%	0.325%	3,580,948.15	3,589,531.49	0.305%	0.309%
151-180 Days Delinquent	7.680%	9.359%	68	107	0.048%	0.076%	649,135.48	785,780.44	0.055%	0.068%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

Forbearance	7.556%	8.041%	6,748	8,166	4.757%	5.833%	73,789,153.73	90,249,244.49	6.287%	7.763%

TOTAL REPAYMENT	6.787%	7.249%	84,584	89,179	59.625%	63.698%	$740,673,323.80	$778,284,860.58	63.105%	66.949%

GRAND TOTAL	6.747%	7.221%	141,860	140,003	100.000%	100.000%	$1,173,713,635.96	$1,162,501,118.69	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VI. 2004-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	7.418%	107,321	$850,928,180.95	73.198%
- Law Loans	7.098%	17,008	145,526,450.19	12.518%
- Med Loans	6.246%	11,928	115,543,745.88	9.939%
- MBA Loans	6.432%	3,746	50,502,741.67	4.344%

- Total	7.221%	140,003	$1,162,501,118.69	100.000%

*    Percentages may not total 100% due to rounding

VII. 2004-A Interest Rate Swap and Cap Calculations

A	Swap Payments				JPMorgan Chase Bank
					Swap Calculation

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$991,134,945.47
	Counterparty Pays:
	ii	3 Month LIBOR			3.41000%
	iii	Gross Swap Receipt Due Trust			$8,637,190.42
	iv	Days in Period	06/15/2005	09/15/2005	92

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6400%			3.36000%
	vi	Gross Swap Payment Due Counterparty			$8,393,962.58
	vii	Days in Period	06/15/2005	09/15/2005	92

B	Cap Payments				Merrill Lynch Capital Services, Inc.
					Cap Calculation

	i	Notional Swap Amount			$840,000,000.00
	Counterparty Pays:
	ii	3 Month LIBOR (interpolated for first accrual period)			3.41000%
	iii	Cap Rate			6.50000%

	iv	Excess (if any) of LIBOR over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	06/15/2005	09/15/2005	92
	vi	Cap Payment due Trust			$0.00

VIII. 2004-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.008867778	6/15/05 - 9/15/05	3.47000%
B	Class A-2 Interest Rate	0.009225556	6/15/05 - 9/15/05	3.61000%
C	Class A-3 Interest Rate	0.009736667	6/15/05 - 9/15/05	3.81000%
D	Class B Interest Rate	0.010196667	6/15/05 - 9/15/05	3.99000%
E	Class C Interest Rate	0.011142222	6/15/05 - 9/15/05	4.36000%

IX. 2004-A Inputs From Prior Period 05/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,173,713,635.96
	ii	Interest To Be Capitalized	45,276,337.49

	iii	Total Pool	$1,218,989,973.45
	iv	Cash Capitalization Account (CI)	73,853,840.27

	v	Asset Balance	$1,292,843,813.72

B	Total Note and Certificate Factor		0.947536800
C	Total Note Balance		$1,265,987,871.81

D	Note Balance 06/15/2005		Class A-1	Class A-2	Class A-3	Class B	Class C

	i	Current Factor	0.883174800	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$529,904,871.81	$307,000,000.00	$325,016,000.00	$43,641,000.00	$60,426,000.00
	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
F	Unpaid Administration fees from Prior Quarter(s)		$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

X. 2004-A Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	6/15/05	$1,161,920,872	$1,205,561,872	$1,265,987,872
Asset Balance	5/31/05	$1,292,843,814	$1,292,843,814	$1,292,843,814

Pool Balance	8/31/05	$1,205,933,215	$1,205,933,215	$1,205,933,215
Amounts on Deposit*	9/15/05	96,466,581	96,021,588	95,348,308
Total		$1,302,399,796	$1,301,954,803	$1,301,281,523

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts
on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$130,922,941.91
Specified Class A Enhancement		$191,968,058.32	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$87,281,941.91
Specified Class B Enhancement		$129,578,439.37	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$26,855,941.91
Specified Class C Enhancement		$38,393,611.66	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class C

XI. 2004-A Cash Capitalization Account Triggers

A	i	Cash Capitalization Account Balance as of Collection End Date	08/31/2005	$73,853,840.27
	ii	Less: Excess of Trust fees & Note interest due over Available Funds	09/15/2005	$—
	iii	Cash Capitalization Account Balance (CI)*		$73,853,840.27

B	i	5.50% of Initial Asset Balance		$73,853,840.27
	ii	Excess, CI over 5.5% of initial Asset Balance		$—
	iii	Release B(ii) excess to Collection Account?**	09/15/2005	NO EXCESS (Bii) TO RELEASE

C	i	3.50% of Initial Asset Balance		$46,997,898.35
	ii	Excess, CI over 3.5% of initial Asset Balance		$26,855,941.92
	iii	Release C(ii) excess to Collection Account?**	09/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R)* (Biii + Ciii)	09/15/2005	$—

*as defined under “Asset Balance” on page S-69 of the prospectus supplement
**determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-49 of the prospectus supplement

XII. 2004-A            Principal Distribution Calculations

Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

i	Is the Class A Note Parity Trigger in Effect?		No

ii	Aggregate A Notes Outstanding	06/15/2005	$1,161,920,871.81
iii	Asset Balance	08/31/2005	$1,279,787,055.46

iv	First Priority Principal Distribution Amount	09/15/2005	$—
			—
v	Is the Class B Note Parity Trigger in Effect?		No

vi	Aggregate A and B Notes Outstanding	06/15/2005	$1,205,561,871.81
vii	Asset Balance	08/31/2005	$1,279,787,055.46
viii	First Priority Principal Distribution Amount	09/15/2005	$—

ix	Second Priority Principal Distribution Amount	09/15/2005	$—
			—
x	Is the Class C Note Parity Trigger in Effect?		No

xi	Aggregate A, B and C Notes Outstanding	06/15/2005	$1,265,987,871.81
xii	Asset Balance	08/31/2005	$1,279,787,055.46
xiii	First Priority Principal Distribution Amount	09/15/2005	$—
xiv	Second Priority Principal Distribution Amount	09/15/2005	$—
xv	Third Priority Principal Distribution Amount	09/15/2005	$—
			—
Regular Principal Distribution

i	Aggregate Notes Outstanding	06/15/2005	$1,265,987,871.81

ii	Asset Balance	08/31/2005	$1,279,787,055.46
iii	Specified Overcollateralization Amount	09/15/2005	$26,855,941.91
iv	First Priority Principal Distribution Amount	09/15/2005	$—
v	Second Priority Principal Distribution Amount	09/15/2005	$—
vi	Third Priority Principal Distribution Amount	09/15/2005	$—
vii	Regular Principal Distribution Amount		$13,056,758.26

Class A Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	08/31/2005	$1,279,787,055.46
iii	85% of Asset Balance	08/31/2005	$1,087,818,997.14
iv	Specified Overcollateralization Amount	09/15/2005	$26,855,941.91
v	Lesser of (iii) and (ii - iv)		$1,087,818,997.14
vi	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$13,056,758.26
vii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class B Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	08/31/2005	$1,279,787,055.46
iii	89.875% of Asset Balance	08/31/2005	$1,150,208,616.08
iv	Specified Overcollateralization Amount	09/15/2005	$26,855,941.91
v	Lesser of (iii) and (ii - iv)		$1,150,208,616.08
vi	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class C Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	08/31/2005	$1,279,787,055.46
iii	97% of Asset Balance	08/31/2005	$1,241,393,443.80
iv	Specified Overcollateralization Amount	09/15/2005	$26,855,941.91
v	Lesser of (iii) and (ii - iv)		$1,241,393,443.80
vi	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

XIII. 2004-A            Waterfall for Distributions

					Remaining
					Funds Balance

A	Total Available Funds (Sections III-K)			$42,404,091.32	$42,404,091.32

B	Primary Servicing Fees-Current Month plus any Unpaid			$681,491.50	$41,722,599.82

C	Quarterly Administration Fee plus any Unpaid			$20,000.00	$41,702,599.82

D	Gross Swap Payment due JPMorgan Chase Bank			$8,393,962.58	$33,308,637.24

E	i	Class A-1 Noteholders’ Interest Distribution Amount due	09/15/2005	$4,699,078.65	$28,609,558.59
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	09/15/2005	$2,832,245.56	$25,777,313.03
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	09/15/2005	$3,164,572.45	$22,612,740.58
	vi	Swap Termination Fees due	09/15/2005	$0.00	$22,612,740.58

F	First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$22,612,740.58

G	Class B Noteholders’ Interest Distribution Amount due		09/15/2005	$444,992.73	$22,167,747.85

H	Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$22,167,747.85

I	Class C Noteholders’ Interest Distribution Amount			$673,279.92	$21,494,467.93

J	Third Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$21,494,467.93

K	Increase to the Specified Reserve Account Balance			$0.00	$21,494,467.93

L	Regular Principal Distribution Amount — Principal Distribution Account			$13,056,758.26	$8,437,709.67

M	Carryover Servicing Fees			$0.00	$8,437,709.67

N	Swap Termination Payments			$0.00	$8,437,709.67

O	Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$8,437,709.67

P	Remaining Funds to the Certificateholders			$8,437,709.67	$0.00

XIV. 2004-A            Principal Distribution Account Allocations

				Remaining
				Funds Balance

A	Total from Collection Account		$13,056,758.26	$13,056,758.26

B	i	Class A-1 Principal Distribution Amount Paid	$13,056,758.26	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid	$0.00	$0.00

XV. 2004-A Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class B	Class C
	i	Quarterly Interest Due			$4,699,078.65	$2,832,245.56	$3,164,572.45	$444,992.73	$673,279.92
	ii	Quarterly Interest Paid			4,699,078.65	2,832,245.56	3,164,572.45	444,992.73	673,279.92

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$13,056,758.26	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			13,056,758.26	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$17,755,836.91	$2,832,245.56	$3,164,572.45	$444,992.73	$673,279.92

B	Note Balances			06/15/2005	Paydown Factors	09/15/2005
	i	A-1 Note Balance	78443CBF0	$529,904,871.81		$516,848,113.55
		A-1 Note Pool Factor		0.883174800	0.021761300	0.861413500

	ii	A-2 Note Balance	78443CBG8	$307,000,000.00		$307,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CBH6	$325,016,000.00		$325,016,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78443CBJ2	$43,641,000.00		$43,641,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	C Note Balance	78443CBK9	$60,426,000.00		$60,426,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI. 2004-A Historical Pool Information

						2004
			6/1/05-8/31/05	3/1/05 - 5/31/05	12/01/04-2/28/05	02/24/04-11/30/04

Beginning Student Loan Portfolio Balance			$1,173,713,635.96	$1,187,391,567.08	$1,195,375,713.70	$1,213,231,182.32

	Student Loan Principal Activity
	i	Principal Payments Received	$20,677,092.42	$19,354,895.73	$16,326,114.24	$42,602,406.52
	ii	Purchases by Servicer (Delinquencies >180)	2,466,316.60	2,418,730.79	1,444,092.14	3,507,939.75
	iii	Other Servicer Reimbursements	22.34	29.91	(7,015.75)	7,021.28
	iv	Seller Reimbursements	73,790.66	42,864.40	288,754.27	2,395,890.51

	v	Total Principal Collections	$23,217,222.02	$21,816,520.83	$18,051,944.90	$48,513,258.06
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(11,415,717.24)	(7,830,788.96)	(9,289,692.57)	(28,191,196.04)
	iii	Capitalized Insurance Fee	($591,607.14)	($308,826.10)	($779,168.36)	($2,469,149.16)
	iv	Other Adjustments	2,619.63	1,025.35	1,062.65	2,555.76

	v	Total Non-Cash Principal Activity	$(12,004,704.75)	$(8,138,589.71)	$(10,067,798.28)	$(30,657,789.44)

(-)	Total Student Loan Principal Activity		$11,212,517.27	$13,677,931.12	$7,984,146.62	$17,855,468.62

	Student Loan Interest Activity
	i	Interest Payments Received	$10,499,860.35	$9,356,849.59	$7,864,156.53	$16,825,041.78
	ii	Repurchases by Servicer (Delinquencies >180)	112,271.70	115,743.49	60,343.01	127,045.74
	iii	Other Servicer Reimbursements	—	2.41	0.01	1,030.98
	iv	Seller Reimbursements	2,404.09	2,088.44	14,435.09	113,812.27
	v	Late Fees	163,008.59	158,678.24	126,630.50	241,874.69
	vi	Collection Fees	0.00	0.00	0.00	0.00

	viii	Total Interest Collections	10,777,544.73	9,633,362.17	8,065,565.14	17,308,805.46

	Student Loan Non-Cash Interest Activit
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	11,415,717.24	7,830,788.96	9,289,692.57	28,191,196.04
	iii	Other Interest Adjustments	(699.23)	(357.49)	10,084.48	103,764.11

	iv	Total Non-Cash Interest Adjustments	$11,415,018.01	$7,830,431.47	$9,299,777.05	$28,294,960.15

	v	Total Student Loan Interest Activity	$22,192,562.74	$17,463,793.64	$17,365,342.19	$45,603,765.61

(=)	Ending Student Loan Portfolio Balanc		$1,162,501,118.69	$1,173,713,635.96	$1,187,391,567.08	$1,195,375,713.70
(+)	Interest to be Capitalized		$43,432,096.50	$45,276,337.49	$43,434,805.94	$43,275,281.21

(=)	TOTAL POOL		$1,205,933,215.19	$1,218,989,973.45	$1,230,826,373.02	$1,238,650,994.91

(+)	Cash Capitalization Account Balance (CI		$73,853,840.27	$73,853,840.27	$73,853,840.27	$90,638,804.00

(=)	Asset Balance		$1,279,787,055.46	$1,292,843,813.72	$1,304,680,213.29	$1,329,289,798.91

XVII. 2004-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-04	$1,249,693,655	2.26%

Sep-04	$1,244,445,967	2.42%

Dec-04	$1,238,650,995	2.39%

Mar-05	$1,230,826,373	2.22%

Jun-05	$1,218,989,973	2.30%

Sep-05	$1,205,933,215	2.36%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data